QuickLinks -- Click here to rapidly navigate through this document

Exhibit 31.2

CERTIFICATIONS

I, David B. Mullen, certify that:

1.
I have reviewed this annual report on Form 10-K of NAVTEQ Corporation;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: August 2, 2004	/s/ DAVID B. MULLEN David B. Mullen Executive Vice President and Chief Financial Officer (Principal Financial Officer)

QuickLinks

  Exhibit 31.2